Exhibit 99.1

NexTier Announces Second Quarter 2023 Financial and Operational Results

HOUSTON, Texas (July 25, 2023) - NexTier Oilfield Solutions Inc. (NYSE: NEX) (“NexTier” or the “Company”) today reported second quarter 2023 financial and operational results.
Shareholder return program
•Repurchased 2.3 million shares for $17.9 million in the second quarter of 2023
•Through Q2, repurchased a total of 19.7 million shares for $184.2 million, representing 8% of shares outstanding before the commencement of the program in October 2022
Second Quarter 2023 Results and Recent Highlights
•Total revenue of $945.1 million, a 1% sequential increase
•Net income of $150.1 million, or $0.64 per diluted share, compared to $254.0 million, or $1.07 per diluted share in the prior quarter. Net income for the second and first quarter was inclusive of a tax valuation allowance release of $5.5 million and $107.4 million, respectively
•Adjusted net income(1) of $157.5 million, or $0.68 per diluted share, compared to $156.4 million, or $0.66 per diluted share in the prior quarter
•Adjusted EBITDA(1) of $233.9 million, compared to $227.6 million in the prior quarter
•Net cash from operations of $226.0 million and free cash flow(1) of $127.5 million
•Exited second quarter of 2023 with total liquidity of $721.5 million, including $310.2 million of cash and undrawn ABL; no term loan maturities until 2025

Management Commentary
“NexTier’s second quarter results demonstrate the resilience of our business model and the strength of our commercial and operations teams. Quarterly revenue grew sequentially amid a slowdown in activity industry-wide,” commented Robert Drummond, President and Chief Executive Officer of NexTier. “Our differentiated solutions and a higher level of performance through our integrated platform allowed us to maintain relatively consistent activity levels while helping customers reduce costs at the wellsite. We believe the current market slowdown is transitory, and by early 2024 we think demand for our services will need to increase as higher drilling and completion activity will be needed for US land production to help fill growing global oil and natural gas demand.”

Mr. Drummond concluded, “We are making progress on completing our pending combination with Patterson-UTI, which we believe will create a stronger, more diversified leader in US land oilfield services that is well positioned to capitalize on the anticipated market upswing. Together, we will have a strengthened financial profile and expanded resources to continue to effectively allocate capital and invest in next-generation technologies to advance customers’ sustainability objectives and reduce costs, while also accelerating shareholder returns. We believe this transaction will allow us to remain at the forefront and help keep the US shale oil and gas industry positioned as a low-cost producer within the global cost curve.”

“We delivered another quarter of strong returns and free cash flow growth, building on our considerable momentum since the beginning of the recent industry recovery,” said Kenny Pucheu, Executive Vice President and Chief Financial Officer of NexTier. “Our free cash flow accelerated in the second quarter even as we made the final earnout payment associated with the Alamo acquisition. We continue to prudently allocate capital to drive shareholder returns and strengthen our balance sheet, and we expect to exceed our goal of zero net debt by the end of the third quarter. As we look into the future, we are confident that together with Patterson-UTI, we can drive even more value creation for our employees, customers and shareholders.”

Second Quarter 2023 Financial Results

Revenue totaled $945.1 million in the second quarter of 2023, compared to $935.7 million in the first quarter of 2023. The 1% sequential increase in revenue was primarily driven by modestly higher pricing compared to the first quarter as well as strong execution and continued progress in our wellsite integration strategy, partially offset by a lower deployed fleet count relative to the first quarter.
Net income totaled $150.1 million, or $0.64 per diluted share, in the second quarter of 2023, compared to net income of $254.0 million, or $1.07 per diluted share, in the first quarter of 2023. The Company recognized a $5.5 million and $107.4 million non-cash tax benefit related to the partial release of a valuation allowance on our deferred tax assets in the second quarter and first quarter of 2023, respectively. This release reflects improved market conditions and the Company’s expectation to utilize these deferred tax assets in the coming years. Adjusted net income totaled $157.5 million, or $0.68 per diluted share, in the second quarter of 2023, compared to adjusted net income of $156.4 million, or $0.66 per diluted share, in the first quarter of 2023.
Selling, general and administrative expenses (“SG&A”) of $39.7 million in the second quarter of 2023, remained unchanged compared to the first quarter of 2023. Adjusted SG&A(1) totaled $30.9 million in the second quarter of 2023, compared to adjusted SG&A of $30.3 million in the first quarter of 2023.
Adjusted EBITDA totaled $233.9 million in the second quarter of 2023, compared to adjusted EBITDA of $227.6 million in the first quarter of 2023.
Second Quarter 2023 Management Adjustments
EBITDA(1) for the second quarter of 2023 was $221.0 million. When excluding net management adjustments of $13.0 million, adjusted EBITDA for the second quarter was $233.9 million. Management adjustments included $8.2 million in non-cash stock compensation expense and a net $4.8 million in other adjustments, including $5.3 million in acquisition, integration, and expansion costs mostly associated with the pending merger with Patterson-UTI, partially offset by a $1.1 million gain on insurance recovery.
Completion Services
Revenue in our Completion Services segment totaled $905.5 million in the second quarter of 2023, compared to $895.6 million in the first quarter of 2023. Adjusted gross profit(1) in this segment totaled $260.1 million in the second quarter of 2023, compared to $252.6 million in the first quarter of 2023.
Well Construction and Intervention Services
Revenue in our Well Construction and Intervention Services segment, totaled $39.6 million in the second quarter of 2023, compared to $40.1 million in the first quarter of 2023. Adjusted gross profit in this segment totaled $8.7 million in the second quarter of 2023, compared to adjusted gross profit of $9.1 million in the first quarter of 2023.
Balance Sheet and Capital
Total debt outstanding as of June 30, 2023 was $354.5 million, net of debt discounts and deferred financing costs and excluding finance lease obligations. As of June 30, 2023, total available liquidity was $721.5 million, comprised of cash of $310.2 million and $411.3 million of available borrowing capacity under our asset-based credit facility, which remains undrawn.
Total cash provided by operating activities during the second quarter of 2023 was $226.0 million and cash used by investing activities was $98.4 million, resulting in free cash flow of $127.5 million in the second quarter of 2023.
Net debt at the end of the second quarter was approximately $44.3 million, down $95.1 million from the prior quarter.
Outlook
Given the pending merger with Patterson-UTI, we will not provide detailed financial guidance. On activity, we anticipate we could see our deployed fleet count fall by as many as 3 fleets by the end of the third quarter, and we also expect to see increased whitespace, with our average pumping hours per fleet also expected to decline slightly.
For the third quarter of 2023, we expect capital expenditures will be down, sequentially, to $85 million. We expect to reduce capital expenditures further in the fourth quarter. Free cash flow should be strong again and we expect that we will exceed our target of zero net debt by the end of the third quarter.
Mr. Drummond concluded, “We view the current slowdown in industry activity as transitory, and by 2024, we see a path for US land completion activity to recover to levels that we saw in the first quarter of this year. Considering our view that newbuilds have been insufficient to entirely replace attrition, we believe frac equipment could once again be the bottleneck to US oil and gas production growth by next year. We have no intention to accelerate the depreciation of our equipment to hold work in the near-term, and as such, we will use any downtime as an opportunity to invest to upgrade and fully maintain our fleet to ensure we are prepared for a recovery.”
Conference Call Information
On July 26, 2023, NexTier will hold a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss second quarter 2023 financial and operating results. Hosting the call will be Robert Drummond, President and Chief Executive Officer, Kenneth Pucheu, Executive Vice President and Chief Financial Officer, and Matt Gillard, Executive Vice President and Chief Operating Officer. The call can be accessed via a live webcast accessible on the IR Event Calendar page in the Investor Relations section of our website at www.nextierofs.com, or live over the telephone by dialing (855) 560-2574, or for international callers, (412) 542-4160 and referencing NexTier Oilfield Solutions. A replay will be available shortly after the call and can be accessed by dialing (877) 344-7529, or for international callers, (412) 317-0088. The passcode for the replay is 6236648. The replay will be available until August 2, 2023. An archive of the webcast will be available shortly after the call on our website at www.nextierofs.com for twelve months following the call.
About NexTier Oilfield Solutions
Headquartered in Houston, Texas, NexTier is an industry-leading U.S. land oilfield service company, with a diverse set of well completion and production services across active and demanding basins. Our integrated solutions approach delivers efficiency today, and our ongoing commitment to innovation helps our customers better address what is coming next. NexTier is differentiated through four points of distinction, including safety performance, efficiency, partnership and innovation. At NexTier, we believe in living our core values from the basin to the boardroom, and helping customers win by safely unlocking affordable, reliable and plentiful sources of energy.
(1)Non-GAAP Financial Measures. The Company has included in this press release or discussed on the conference call described above certain non-GAAP financial measures, some of which are calculated on segment basis or product line basis. These measurements provide supplemental information which management believes is useful to analysts and investors to evaluate our ongoing results of operations, when considered alongside GAAP measures such as net income and operating income. You should not consider them in isolation from, or as a substitute for, analysis of our results under GAAP.
Non-GAAP financial measures include EBITDA, adjusted EBITDA, adjusted EBITDA margin, incrementals, adjusted gross profit, adjusted net income, adjusted net income per share, free cash flow, adjusted SG&A, net debt, invested capital, average invested capital, return on invested capital, annualized return on invested capital, and adjusted annualized return on invested capital. These non-GAAP financial measures exclude the financial impact of items management does not consider in assessing the Company’s ongoing operating performance, and thereby facilitate review of the Company’s operating performance on a period-to-period basis. Other companies may have different capital structures, and comparability to the Company’s results of operations may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, the Company believes EBITDA, adjusted EBITDA, adjusted EBITDA margin, incrementals, adjusted gross profit, adjusted net income, adjusted net income per share, and adjusted SG&A provide helpful information to analysts and investors to facilitate a comparison of its operating performance to that of other companies. Management also uses adjusted EBITDA to set targets and to assess the performance of the Company. The Company believes free cash flow, and net debt provide investors a useful measure to assess management’s effectiveness in the areas of profitability and capital management. Invested capital, average invested capital, return on invested capital, annualized return on invested capital, and adjusted annualized return on invested capital are presented based on the Company’s belief that these non-GAAP measures are useful information to investors and management when comparing profitability and the efficiency with which capital has been employed over time relative to other companies.
For a reconciliation of these non-GAAP measures, please see the tables at the end of this press release. Reconciliations of forward-looking non-GAAP financial measures to comparable GAAP measures are not available due to the challenges and impracticability with estimating some of the items, particularly with estimates for certain contingent liabilities, and estimating non-cash unrealized fair value losses and gains which are subject to market variability and therefore a reconciliation is not available without unreasonable effort.
Non-GAAP Measure Definitions: EBITDA is defined as net income adjusted to eliminate the impact of interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA as further adjusted with certain items management does not consider in assessing ongoing performance. Adjusted EBITDA margin is defined as (i) Revenue divided by (ii) Adjusted EBITDA. Incrementals is defined as the change in adjusted EBITDA quarter over quarter divided by the change in revenue quarter over quarter. Adjusted gross profit is defined as revenue less cost of services, further adjusted to eliminate items in cost of services that management does not consider in assessing ongoing performance. Adjusted net income is defined as net income adjusted with certain items management does not consider in assessing ongoing performance. Adjusted net income per share is defined as (i) adjusted net income, (ii) divided by the number of weighted average shares outstanding. Free cash flow is defined as the net increase (decrease) in cash and cash equivalents before financing activities, excluding any acquisitions. Adjusted SG&A is defined as selling, general and administrative expenses adjusted for non-cash stock compensation and other non-routine items. Net debt is defined as (i) total debt, net of unamortized debt discount and unamortized deferred financing costs, (ii) subtracting cash and cash equivalents. Invested capital is defined as the sum of (a) long-term operating lease liabilities, less current maturities, (b) plus long-term finance lease liabilities, less current maturities, (c) plus long-term debt, net of unamortized deferred financing cost and unamortized debt discounts, less current maturities (d) plus total stockholder’s equity. Average invested capital is defined as the average of the beginning and ending invested capital. Return on invested capital is defined as (i) net income, (ii) divided by average invested capital during the period. Annualized return on invested capital is defined as (i) annualized net income for a given quarter (ii) divided by average invested capital during the period. Adjusted annualized return on invested capital is defined as (i) annualized adjusted net income for a given quarter, (ii) divided by average invested capital during the period.
Forward-Looking Statements and Where to Find Additional Information
This press release and discussion in the conference call described above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Statements in this press release or made during the conference call described above, including guidance for 2023 and beyond and other outlook information (including with respect to the industry in which NexTier conducts its business), statements regarding our future operating results, financial position, business strategy, plans and objectives of management for future operations, and expectation regarding the capabilities and impact of our products and services on our operating results and financial position, are forward-looking statements within the meaning of the PSLRA. Statements of assumptions underlying or relating to our forward-looking statements are also forward-looking statements. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “reflect,” “see,” “should,” “target,” “will,” and “would,” or the negative or plural thereof, and similar expressions, are intended to identify such forward-looking statements. Any forward-looking statements contained in this presentation or in oral statements made in connection with this presentation speak only as of the date on which we make them and are based upon our historical performance and on current plans, estimates and expectations. These factors and risks include, but are not limited to, (i) NexTier’s business strategy, plans, objectives, expectations and intentions; (ii) NexTier’s future operating results; (iii) dependence on capital spending and well completion by the onshore oil and natural gas industry and demand for services in the industry in which NexTier conducts its business; (iv) the variability of crude oil and natural gas commodity prices; (v) changing regional, national or global economic conditions, including oil and gas supply and demand and the impact of geopolitical conditions on those prices; (vi) the competitive nature of the industry in which NexTier conducts its business, including pricing pressures; (vii) the impact of pipeline capacity constraints and adverse weather conditions in oil or gas producing regions; (viii) the effect of government regulation, including regulations of hydraulic fracturing, and the operating hazards of NexTier’s business; (ix) the effect of a loss of, or the financial distress of, or interruption in operations of one or more NexTier suppliers, materials or customers; (x) the ability to maintain the right level of commitments under NexTier’s supply agreements; (xi) impact of new technology on NexTier’s business; (xii) impact of any legal proceedings, liability claims and external investigations; (xiii) the ability to obtain permits, approvals and authorizations from governmental and third parties; (xiv) the ability to identify, effect and integrate acquisitions, divestitures and future capital expenditures and the impact of such transactions; (xv) environmental, social, and governance matters, including investor focus and industry perception; (xvi) the ability to employ a sufficient number of skilled and qualified workers; (xvii) the ability to service debt obligations and access capital; (xviii) the market volatility of our stock; (xix) the impact of our stock buyback program, (xx) our ability to maintain effective information technology systems and the impact of cybersecurity incidents on our business, (xxi) the impact of inflation on our business, (xxii) risks associated with our ability to consummate the Mergers with Patterson-UTI and the timing and closing of the Mergers including, among other things, the ability of the Company to obtain shareholder approval required to consummate the Mergers, the satisfaction or waiver of other conditions to closing in the Merger Agreement, unanticipated difficulties or expenditures relating to the Mergers, potential difficulties in employee retention as a result of the Mergers, the occurrence of any event, change or other circumstances that could give rise to the termination of the Mergers and the outcome of legal proceedings instituted against the Company, its directors and others related to the Mergers, and (xxiii) other risks detailed in NexTier’s latest Annual Report on Form 10-K, including, but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC website or www.NexTierOFS.com. “Forward-looking statements” also include, among other things, (a) statements about NexTier’s ability to participate in any shareholder return program and (b) statements regarding NexTier’s business strategy, its business and operation plan (including its ability to execute on its well site integration strategy), its future performance (including expected financial results), and its capital allocation strategy. There may be other factors of which NexTier is currently unaware or deem immaterial that may cause its actual results to differ materially from the forward-looking statements. NexTier assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as may be required under applicable laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. The contents of any website referenced in this presentation are not incorporated herein by reference.
Additional information about the Company can be found in its periodic reports and other filings with the SEC, available at www.sec.gov or www.NexTierOFS.com. The contents of the Company’s website is not incorporated herein by reference.
Investor Contact:
Kenneth Pucheu
Executive Vice President - Chief Financial Officer

Michael Sabella
Vice President - Investor Relations and Business Development
michael.sabella@nextierofs.com

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, amounts in thousands, except per share data)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022

Revenue	$945,091	$935,672	$842,912
Operating costs and expenses:
Cost of services	676,299	673,944	649,866
Depreciation and amortization	63,502	58,645	58,794
Selling, general and administrative expenses	39,699	39,681	35,855
Merger and integration	5,275	161	23,682
Loss (gain) on disposal of assets	5,772	3,770	(866)
Total operating costs and expenses	790,547	776,201	767,331
Operating income	154,544	159,471	75,581
Other expense:
Other expense, net	2,927	(280)	1,461
Interest expense, net	(7,307)	(6,198)	(7,344)
Total other expense	(4,380)	(6,478)	(5,883)
Income before income taxes	150,164	152,993	69,698
Income tax benefit (expense)(1)	(100)	101,000	(1,240)
Net income	$150,064	$253,993	$68,458

Net income per share: basic	$0.66	$1.09	$0.28
Net income per share: diluted	$0.64	$1.07	$0.27

Weighted-average shares: basic	229,033	233,158	243,969
Weighted-average shares: diluted	233,222	237,072	250,775

(1)    During the three months ended June 30, 2023 and March 31, 2023, the Company recognized a $5.5 million and $107.4 million tax benefit, respectively, associated with the partial releases of a valuation allowance on its deferred tax assets based on improved market conditions and the Company’s expectation to utilize these deferred tax assets in the coming years.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$310,166	$218,476
Trade and other accounts receivable, net	443,741	397,197
Inventories, net	73,415	66,395
Prepaid and other current assets	49,571	43,947
Total current assets	876,893	726,015
Operating lease right-of-use assets	29,178	18,659
Finance lease right-of-use assets	93,565	43,714
Property and equipment, net	796,197	679,513
Goodwill	192,780	192,780
Intangible assets	48,373	50,586
Deferred income taxes	112,926	—
Other noncurrent assets	13,654	15,901
Total assets	$2,163,566	$1,727,168
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$347,589	$202,936
Accrued expenses	191,053	281,715
Customer contract liabilities	19,377	19,377
Current maturities of operating lease liabilities	9,930	6,083
Current maturities of finance lease liabilities	52,605	19,855
Current maturities of long-term debt	14,176	14,004
Other current liabilities	5,446	9,368
Total current liabilities	640,176	553,338
Long-term operating lease liabilities, less current maturities	17,856	13,267
Long-term finance lease liabilities, less current maturities	21,479	11,925
Long-term debt, net of unamortized deferred financing costs and unamortized debt discount, less current maturities	340,327	347,425
Other non-current liabilities	14,477	11,294
Total non-current liabilities	394,139	383,911
Total liabilities	1,034,315	937,249
Stockholders’ equity:
Common stock	2,285	2,340
Paid-in capital in excess of par value	942,563	1,007,492
Retained earnings (deficit)	177,862	(226,195)
Accumulated other comprehensive income	6,541	6,282
Total stockholders’ equity	1,129,251	789,919
Total liabilities and stockholders’ equity	$2,163,566	$1,727,168

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands)

	Three Months Ended
	June 30, 2023	March 31, 2023
Completion Services:
Revenue	$905,518	$895,564
Cost of services	645,438	642,929
Depreciation and amortization and (gain) loss on sale of assets, net	65,292	58,823
Net income	194,788	193,812
Adjusted gross profit(1)	$260,080	$252,635

Well Construction and Intervention Services:
Revenue	$39,573	$40,108
Cost of services	30,861	31,015
Depreciation and amortization and (gain) loss on sale of assets, net	700	603
Net income	8,012	8,490
Adjusted gross profit(1)	$8,712	$9,093

(1)The Company uses adjusted gross profit as its measure of profitability for segment reporting.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Net income	$150,064	$253,993	68,458
Interest expense, net	7,307	6,198	7,344
Income tax (benefit) expense	100	(101,000)	1,240
Depreciation and amortization	63,502	58,645	58,794
EBITDA	$220,973	$217,836	135,836
Plus management adjustments:
Acquisition, integration and expansion(1)	$5,275	$161	23,682
Non-cash stock compensation(2)	8,226	8,853	7,547
Divestiture of business(3)	479	547	905
Gain on equity security investment(4)	—	—	(2,111)
Litigation(5)	120	—	416
Insurance recovery, net(6)	(1,133)	204	—
Other	9	22	(390)
Adjusted EBITDA	$233,949	$227,623	$165,885
(1)    Represents transaction and integration costs, including earnout payments, related to acquisitions.
(2)    Represents non-cash amortization of equity awards issued under the Company’s Incentive Award Plan.
(3)    Represents bad debt expense on the sale of the Well Support Services segment to, and related to the bankruptcy filing of, Basic Energy Services.
(4)    Represents a realized gain on an equity security investment composed primarily of common equity shares in a public company.
(5)    Represents increases in accruals related to contingencies acquired in business acquisitions or exceptional material events.
(6)    Represents (gains)/losses associated with assets that were damaged in fires that occurred in the second quarter of 2023 and third quarter of 2022.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Three Months Ended		Variance
	June 30, 2023	March 31, 2023
Adjusted EBITDA	$233,949	$227,623	$6,326
Revenue	$945,091	$935,672	$9,419
Adjusted EBITDA margin	25%	24%
Incrementals			67%

	Three Months Ended
	June 30, 2023	March 31, 2023
Selling, general and administrative expenses	$39,699	$39,681
Less management adjustments:
Non-cash stock compensation	(8,226)	(8,853)
Litigation	(120)	—
Divestiture of business	(479)	(547)
Other	(9)	(22)
Adjusted selling, general and administrative expenses	$30,865	$30,259

	Three Months Ended June 30, 2023
	Completion Services	WC&I	Total
Revenue	$905,518	$39,573	$945,091
Cost of services	645,438	30,861	676,299
Gross profit excluding depreciation and amortization	260,080	8,712	268,792
Management adjustments associated with cost of services	—	—	—
Adjusted gross profit	$260,080	$8,712	$268,792

	Three Months Ended March 31, 2023
	Completion Services	WC&I	Total
Revenue	$895,564	$40,108	$935,672
Cost of services	642,929	31,015	673,944
Gross profit excluding depreciation and amortization	252,635	9,093	261,728
Management adjustments associated with cost of services	—	—	—
Adjusted gross profit	$252,635	$9,093	$261,728

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Three Months Ended

	June 30, 2023	March 31, 2023
Net cash provided by operating activities	$225,954	$173,253

Net cash used in investing activities:
Capital expenditures	(101,620)	(99,121)
Proceeds from disposal of assets	3,178	2,102
Proceeds from insurance recoveries	—	104
Net cash used in investing activities	(98,442)	(96,915)

Free cash flow	$127,512	$76,338

	Three Months Ended

	June 30, 2023	March 31, 2023
Total debt, net of unamortized debt discount and debt issuance costs	$354,503	$357,981
Cash and cash equivalents	310,166	218,501
Net debt	$44,337	$139,480

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands, except per share data)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Net income	$150,064	$253,993	$68,458
Plus management adjustments:
Acquisition, integration and expansion(1)	$5,275	$161	$23,682
Non-cash stock compensation(2)	8,226	8,853	7,547
Divestiture of business(3)	479	547	905
Gain on equity security investment(4)	—	—	(2,111)
Litigation(5)	120	—	416
Insurance recovery, net(6)	(1,133)	204	—
Income tax benefit(7)	(5,500)	(107,426)	—
Other	9	22	(390)
Adjusted net income	$157,540	$156,354	$98,507

Adjusted net income per share: basic	$0.69	$0.67	$0.40
Adjusted net income per share: diluted	$0.68	$0.66	$0.39

Weighted-average shares: basic	229,033	233,158	243,969
Weighted-average shares: diluted	233,222	237,072	250,775

(1)    Represents transaction and integration costs, including earnout payments, related to acquisitions.
(2)    Represents non-cash amortization of equity awards issued under the Company’s Incentive Award Plan.
(3)    Represents bad debt expense on the sale of the Well Support Services segment to, and related to the bankruptcy filing of, Basic Energy Services.
(4)    Represents a realized gain on an equity security investment composed primarily of common equity shares in a public company.
(5)    Represents increases in accruals related to contingencies acquired in business acquisitions or exceptional material events.
(6)    Represents (gains)/losses associated with assets that were damaged in fires that occurred in the second quarter or 2023 and third quarter of 2022
(7)    Represents tax benefit recognized by the Company related to the partial release of a valuation allowance on our deferred tax asset.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Three Months Ended
	June 30, 2023	March 31, 2023
Net income	$150,064	$253,993
Annualized net income	600,256	1,015,972

Adjusted net income	157,540	156,354
Annualized adjusted net income	$630,160	$625,416

Long-term operating lease liabilities, less current maturities	17,856	17,267
Long-term finance lease liabilities, less current maturities	21,479	10,172
Long-term debt, net of unamortized deferred financing costs and unamortized debt discount, less current maturities	340,327	343,895
Total stockholders’ equity	1,129,251	988,116
Invested capital	$1,508,913	$1,359,450

Average invested capital(1)	$1,434,182

Annualized return on invested capital(2)	42%
Adjusted annualized return on invested capital(3)	44%
(1)    Average invested capital is defined as the average of the beginning and ending invested capital.
(2)    Annualized return on invested capital is defined as (i) annualized net income for a given quarter, (ii) divided by average invested         capital during the period.
(3)    Adjusted annualized return on invested capital is defined as (i) annualized adjusted net income for a given quarter, (ii) divided by average invested capital during the period.